Exhibit 23.2


          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Maxtor Corporation of our report dated April 25, 1996, with respect to the consolidated financial statements and schedules of Maxtor Corporation included in its Annual Report (Form 10-K) for the year ended
  March 30, 1996 filed with the Securities and Exchange
  Commission.



                                     ERNST & YOUNG LLP


  San Jose, California
  July 11, 1996